COMMON STOCK

DRC

COMMON STOCK

DIGITAL RECORDERS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA

SEE REVERSE FOR CERTAIN DEFINITIONS AND FOR INFORMATION REGARDING AUTHORITY TO ISSUE STOCK OF MORE THAN ONE CLASS

THIS IS TO CERTIFY THAT

CUSIP 253869 10 1

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is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK ($.10 PAR VALUE) OF

DIGITAL RECORDERS, INC.

CERTIFICATE OF STOCK

transferable on the books of the Corporation by the owner hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation of the Corporation and the Bylaws of the Corporation and all amendments thereto, to all of which the owner by the acceptance hereof assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

DIGITAL RECORDERS, INC. CORPORATE SEAL N.C.

SECRETARY

CHAIRMAN

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE